UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

DICE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40794	47-2286244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Jamie Court, Suite 300 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 566-1420

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	DICE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2022, DICE Therapeutics, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for the Annual Meeting are as follows:

Proposal No. 1 – Election of Class I Directors

The Company’s stockholders elected the three Class I director nominees to the Company’s Board of Directors for a term of three years expiring with respect to each director at the annual meeting of stockholders to be held in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal, with the votes cast as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Shaan C. Gandhi, M.D., D.Phil	20,649,409	2,693,576	2,221,923
Lisa Bowers	23,299,991	42,994	2,221,923
Mittie Doyle, M.D.	23,284,083	58,902	2,221,923

Proposal No. 2 – Ratification of independent registered public accounting firm

The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022, with the votes cast as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
25,555,223	160	9,525	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE THERAPEUTICS, INC.

Date: June 8, 2022	By:	/s/ Scott Robertson

Scott Robertson
Chief Business and Financial Officer

3